                                                                  Exhibit 10.10


                                    The portions of this exhibit for which
                                    confidential treatment has been requested, have been redacted and filed separately with the Commission


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                MASTER AGREEMENT


                                 By and Between

                                  IRIDIUM LLC

                                      And

                            ANDERSEN CONSULTING, LLP


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ARTICLE 1. THE WORK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.1     Work Orders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 -----------
         1.2     Scope Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 -------------
         1.3     Milestone Dates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ---------------
         1.4     Tools and Measurements/Metrics.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ------------------------------
         1.5     _________________  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE 2.  PURCHASE PRICE; PAYMENT SCHEDULES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.1     Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 -----
         2.2     Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 --------

ARTICLE 3.  TERM AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.1     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 ----

ARTICLE 4.  INFRINGEMENT OF THIRD-PARTY RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.1     Indemnification.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 ---------------
         4.2     Undertakings if Infringement Found.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 ----------------------------------

ARTICLE 5.  LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.1     Consequential and Special Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ---------------------------------
         5.2     Limit of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ------------------

ARTICLE 6.  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         6.1     Definition of Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 --------------------------------------
         6.2     Restrictions on Use or Disclosure of Confidential Information  . . . . . . . . . . . . . .   9
                 -------------------------------------------------------------
         6.4     Disclosure Required by Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 --------------------------

ARTICLE 7.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         7.1     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ------------------
         7.2     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 -------
         7.3     Relationship of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ---------------------------
         7.4     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ------------
         7.5     Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ----------
         7.6     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ------
         7.7     Binding Effect; Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 --------------------------
         7.8     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -------------
         7.9     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ------------
         7.10    Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -------------
         7.11    Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -------

DEPLOYMENT WORK ORDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
---------------------

MAINTENANCE AND SUPPORT SERVICES AND ENHANCEMENTS WORK
------------------------------------------------------
ORDER     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
-----

         This Agreement is made by and between Iridium LLC, a Delaware limited liability company, having an address at 1401 H Street, N.W., Washington, D.C. 20005 (hereinafter referred to as "Iridium"), and Andersen Consulting, LLP, an Illinois limited liability partnership, having an address at 1666 K Street, N.W., Washington, D.C. 20006 (hereinafter referred to as "Andersen").

                              ARTICLE 1. THE WORK

1.1 Work Orders. The work to be performed is described in the documents constituting this Agreement which include work orders and any documents referenced in a work order. A work order is a document executed by both parties in accordance with the provisions of this agreement regarding amendments. As of the execution date of this agreement only the following three work orders exist: the IBSS Development and Test Plan, the Deployment Work Order, and the Maintenance and Support Services and Enhancements Work Order. The parties recognize that they intend to agree upon replacements for the Deployment Work Order and the Maintenance and Support Services and Enhancements Work Order which replacements will become effective upon execution by both parties as provided herein.

1.2 Scope Changes. A "Scope Change" shall mean any change to the work as set forth in a work order. Either party may propose a Scope Change. Upon being informed of any proposed Scope Change, Andersen shall promptly furnish to Iridium an itemized breakdown of the increased or decreased cost, if any, created by the change and any other impact such as impact on Andersen's work schedule and impact on any agreed-to Milestone Dates. A Scope Change shall not be effective until a written change order, signed by both parties, has been executed. Andersen shall have no obligation to commence work in connection with any change until the fee and/or schedule impact of the change is agreed upon by the parties in writing. Notwithstanding the foregoing, the parties may in writing agree that Andersen shall start work ("Interim Work") before executing a written change order, while the parties are conducting good faith negotiations as to the exact terms of such written change order. Andersen will be paid on a time and materials basis for such Interim Work with direct Iridium involvement.

1.3 Milestone Dates. On the terms and subject to the conditions set forth in this Agreement, the parties shall fulfill each of their respective obligations in each phase of this Agreement and other related work, tasks, procedures or the like necessary to meet the Milestone Date specified for each Phase in the Work Order.

1.4 Tools and Measurements/Metrics. Andersen shall use appropriate tools and measurements/metrics to measure the completeness and quality of each deliverable and phase. Iridium and Andersen shall jointly agree upon tools and measurements/metrics to be used in gauging the quality of the System. Andersen shall provide Iridium with access to all metrics and tools used in the execution of the work orders under this Agreement. Such access shall include the training of Iridium personnel associated with the project in the use of the metrics and tools.

1.5      ____________________.  Andersen may not resell any part of the software originally produced by Andersen or its subcontractors in the performance of this Agreement, modifications made to commercial off-the-shelf (COTS) software where Andersen (rather than the COTS vendor) owns the modifications, requirements definitions, plans or other documents originally created pursuant to this Agreement without ____ ___________________ are not subject to the restriction in the previous sentence. The parties agree that the version of the _________ product existing prior to the modifications made pursuant to this
         Agreement shall not          __________________________________________
         _______________________________________________________________________
         _____________. Key Individual means the individuals set forth in the IBSS Development and Test Work Order. Andersen shall propose for addition to this list any individual who performs work__________ where the work involves
         _______________________________________________________________,
         technical matters, method of operation, clearinghouse, business support systems (including the Iridium, Gateway, and Service Provider Support Systems), and similar matters. Iridium may also propose individuals meeting the criteria stated in the preceding sentence for addition to the list. Upon mutual agreement, such individuals shall be added to the list.


                 ARTICLE 2.  PURCHASE PRICE; PAYMENT SCHEDULES

2.1 Price. The purchase price shall be the total amount set forth in each work order. Unless otherwise set forth in a work order sales, use, excise and other similar taxes shall be payable by Iridium in addition to the amount set forth in the work order on any deliverable upon which such taxes are required to be assessed and collected. Iridium shall not be liable for any _____ ________, business license, property, or other similar taxes.

2.2 Payments. Iridium shall pay and Andersen shall receive payment in the manner outlined in each work order. Iridium may not withhold payment for a satisfactorily completed phase, milestone, deliverable, or work order on the basis that a subsequent phase, milestone, or deliverable has not been satisfactorily completed or on the basis that the work set forth in an unrelated work order has not been satisfactorily completed.

2.3 Overdue Payments. Amounts which remain unpaid thirty (30) days after the date upon which payment is due shall accrue interest at a rate of one percent (1%) per month until paid.

                        ARTICLE 3.  TERM AND TERMINATION

3.1 Term. The terms of this Agreement shall continue until all its provisions are satisfied or until terminated in accordance with the provisions of this article.

3.2 Termination. This Agreement may be terminated by Andersen or Iridium upon 30 days written notice if all of the obligations of both parties have been performed. Otherwise, this Agreement may only be terminated by mutual agreement, evidenced in writing. Each work order shall set forth, if applicable, the terms for termination of the work order.

                 ARTICLE 4.  INFRINGEMENT OF THIRD-PARTY RIGHTS

4.1 Indemnification. Andersen shall (i) indemnify Iridium from and against any liability, cost, loss, or expense of any kind; (ii) hold Iridium harmless and save it from any liability, cost, loss, or expense of any kind; and (iii) defend any suit or proceeding against Iridium arising out of or based on any claim, demand, or action alleging that the Andersen Indemnified Software, or any portion thereof as furnished under this Agreement and used within the scope of the license hereunder, infringes any third-party intellectual property rights in the U.S. Additionally, Andersen shall pay any costs, damages, or awards of settlement, including court costs, arising out of any such claim, demand, or action, provided that Iridium promptly gives written notice of the claim, demand, or action to Andersen and that Andersen may directly and fully participate in the defense to any settlement of such claim, demand, or action. Andersen will not indemnify Iridium, however, if the claim of infringement is caused by (1) Iridium's misuse or modification of the Andersen Indemnified Software, (2) Iridium's failure to use corrections or enhancements made available by Andersen, (3) Iridium's use of such Andersen Indemnified Software in combination with any product or information (other than the software with which the Andersen Indemnified Software is intended to be used pursuant to this agreement) not owned or developed by Andersen, (4) Iridium's distribution, marketing or use for the benefit of third parties, other than Iridium, the gateway operators, service providers, and their contractors, or (5) information, direction, specification, or software provided by Iridium.

4.2 Undertakings if Infringement Found In the event that the Andersen Indemnified Software or any portion thereof, as furnished and used under this Agreement or pursuant to any licensed purported to be granted hereunder, are held in such a suit or proceeding to infringe a third-party intellectual property right in the U.S., and that the use of the Andersen Indemnified Software or portion thereof is enjoined, Andersen shall, at its sole option and expense (1) procure for Iridium the right to continue using the Andersen Indemnified Software or portion thereof; (2) replace the same with non-infringing software of equivalent functions and efficiency; or (3) modify the Andersen Indemnified Software such that it no longer infringes the third-party intellectual property right in the U.S. In the event Andersen is unable to accomplish any of the three undertakings set forth above, Andersen may refund to Iridium the amount paid by Iridium for such software, less a reasonable amount for Iridium's use of the infringing Andersen Indemnified Software or portion thereof up to the time of refund, provided, however that Iridium shall thereafter continue to have the right, at its own risk, to use said Andersen Indemnified Software or portion thereof. The foregoing remedies constitute Iridium's sole and exclusive remedies and Andersen's entire liability with respect to infringement by the Andersen Indemnified Software.

4.3 Non-U.S. Infringement. In the event of any claim, demand, or action alleging that the Andersen Indemnified Software or any portion thereof as furnished under this Agreement and used within the scope of the license hereunder infringes any third-party intellectual property rights outside the U.S., Andersen shall cooperate with Iridium in Iridium's defense of the claim and, if requested by Iridium, undertake to replace the allegedly infringing software with non-infringing software of equivalent functions and efficiency or modify the allegedly infringing software so that it no longer infringes. Iridium shall pay Andersen for such activities at
         ___________________________________________.

4.4 Iridium Infringement Responsibilities. To receive the foregoing indemnity, Iridium must notify Andersen in writing of a claim or suit promptly and provide reasonable cooperation (at Andersen's expense) and full authority to defend and settle the claim or suit. Andersen shall not have any obligation to indemnify

         Iridium under any settlement made without Andersen's consent.

4.5 "Intellectual Property" means patents, trademarks, service marks, trade names, copyrights, trade secrets.

4.6 "Andersen Indemnified Software" means software produced by Andersen or its subcontractors in performance of this Agreement but does not include software which has been modified by Andersen but has been licensed, in its modified form, to Iridium by a third party. Andersen Indemnified Software includes modifications to software, but not the underlying software, if the prior sentence is not applicable. The _______ Software product is Andersen Indemnified Software.

                      ARTICLE 5.  LIMITATION OF LIABILITY

5.1 Consequential and Special Damages. In no event will either party be liable to the other for any loss of profits; or any incidental, special, exemplary, or consequential damages; even if the party has been advised of the possibility of such claims or demands. The foregoing limitation shall not apply with respect to (i) Andersen's obligation to indemnify Iridium for intellectual property infringement claims by third parties as set forth in Article 4 entitled "Infringement of Third-Party Rights"; or (ii) damages resulting from either party's breach of its confidentiality obligations as set forth in Article 6 entitled "Confidentiality".

5.2 Limit of Liability. The limit of either party's liability (whether in contract, tort, negligence, strict liability in tort or by statute or otherwise) to the other or to any third party concerning performance or non-performance by the other party, or in any manner related to this Agreement or any Work Order, for any and all claims shall not in the aggregate exceed ________________________________________________
         _____________________________________________________________________
         ________________________________________________________________. The
         foregoing limitation in this article shall not apply with respect to
         (i) Andersen's obligation to indemnify Iridium for intellectual property infringement claims by third parties as set forth in Article 4 entitled "Infringement of Third-Party Rights"; or (ii) damages resulting from a breach by either party of its confidentiality obligations as set forth in Article 6 entitled "Confidentiality".

                          ARTICLE 6.  CONFIDENTIALITY

         6.1     Definition of Confidential Information.

         "Confidential Information" means any and all information disclosed to, or otherwise acquired or observed whether in writing, orally, electronically, photographically, in recorded or any other form, including, but not limited to, sales and operation information, existing and potential business plans and strategies and marketing methods, financial information, costs, pricing information, know-how, designs, drawings, specifications, technical information, concepts, knowledge, reports, methods, processes, techniques, whether or not the foregoing information is patentable, tested, reduced to practice, or subject to copyright, provided that such information is identified as confidential. Confidential Information shall not include any information which

         a. was at the time of disclosure in the public domain through no fault of the disclosing party, or

         b. was known to the party (as shown by written records) prior to receipt thereof from the disclosing party, or

         c. was independently developed by the party (as shown by written records), or

         d. was properly received by from an unaffiliated third party under no obligation of confidentiality.

6.2 Restrictions on Use or Disclosure of Confidential Information. Each party shall maintain in confidence, applying the same standard of care as it applies to its own, similar Confidential Information, all Confidential Information, including this Agreement, and shall not use or copy any Confidential Information or disclose Confidential Information to any person or entity without the other party's prior written consent, except that each party may disclose Confidential Information to those employees, agents, and contractors of the party as may be necessary in connection with the party's performance of its
         services or obligations under this Agreement.   Each party shall be
         responsible to ensure that its employees, agents, and contractors maintain Confidential Information in confidence and do not disclose, use or copy any Confidential Information except as may be permitted or required under this Agreement.

6.3 Similar Services and Products. Subject only to its confidentiality and non-disclosure obligations, and the restrictions on Andersen contained in artcile 1.5, "Competitors of Iridium" as set forth in this Agreement, each party's right to develop, use, and market products and services similar to or competitive with the Confidential Information of the party shall remain unimpaired. Each party acknowledges that the other may already possess or have developed products or services similar to or competitive with those of the other party disclosed in the Confidential Information.

6.4 Disclosure Required by Law. Either party may disclose Confidential Information to the extent required by law; provided, however, that the party shall give notice of such required disclosure as soon as reasonably possible prior to any such disclosure. Each party agrees to cooperate, at the other party's expense, in any lawful effort to contest the requirement of such disclosure.

                           ARTICLE 7.  MISCELLANEOUS

7.1 Further Assurances. Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

7.2 Notices. All notices, requests or communication required by this Agreement shall be in writing and shall be made by personal delivery, telecopy (confirmed within 24 hours) or certified or registered mail, return receipt requested, or by such other method capable of providing reasonable proof of receipt thereof, addressed to the parties at the following addresses or to such other addresses as may be designated in writing by the respective parties: Iridium - Director of Commercial Relations, Iridium LLC, 1401 H Street N.W., Suite 800, Washington, D.C. 20005. Andersen - Albert M. Krall, Andersen Consulting LLP, 1666 K Street, N.W., Washington, D.C. 20006. Any notice shall be deemed given on the earlier of the date of delivery or on the third business day after the date of mailing or transmission thereof.

7.3 Relationship of the Parties. Andersen is an independent contractor under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute the parties as partners or joint venturers with respect to this Agreement. Neither party hereto, nor any of their respective employees, agents, officers, directors or representative shall be construed to be the employee, representative or agent of the other, nor does either party have any express or implied right or authority to make any representations or warranties, or assume or create any obligations or responsibilities, on behalf of or in the name of the other party hereunder to any third party.

7.4 Severability. If any provision of this Agreement shall be declared invalid or illegal for any reason whatsoever, then notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

7.5 Amendments. This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, canceled or waived in whole or in part, except by written instrument, signed by the parties hereto, which makes specific reference to this Agreement and which specifies that this Agreement is being amended. A Scope change, work order, or other document shall be considered an amendment which, to be effective, must comply with this paragraph.

7.6 Waiver. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or a future exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

7.7 Binding Effect; Assignment. This Agreement and the rights and obligations of the parties hereunder, may not be transferred, assigned or sublicensed, in whole or in part, by either party hereto without the prior written consent of the other party, but shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and permitted successors, assignees and legal representative; provided, however, that either party shall be entitled to assign its obligations under this Agreement, without the prior written consent of the other party, to any organization which succeeds as a going concern to the business presently conducted by the party if such assignee assumes all obligations hereunder.

7.8 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of Virginia without regard to its conflict of law principles.

7.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory hereto shall be bound until each of the parties named below shall have duly executed or caused to be executed a counterpart of this Agreement.

7.10 Force Majeure. Each party shall be excused for any reasonable delay in its performance under this Agreement, if such delay shall be due to any cause beyond its reasonable control, including, but not limited to, acts of God or the public enemy, valid law, acts or requests of any national or provincial government, or of any national or provincial officer or agent purporting to act under duly constituted authority, wars, floods, fires, storms, strikes, lockouts, interruptions of transportation, freight embargoes or failures, exhaustion or unavailability on the open market or delays in delivery of raw material, supplies, equipment, or services necessary for the performance of any provision hereof, or happening of any unforeseen acts, misfortune, or casualty by which performance hereunder is delayed or prevented, provided, however, that each party will use all commercially reasonably efforts to remedy the situation. If any such delay occurs, the party affected by the delay shall inform the other party of the occurrence of the circumstances causing the delay, and (unless the cause thereof shall frustrate or render impossible or illegal the performance of this Agreement or shall otherwise discharge the same), the period for performing obligations under this Agreement shall be extended (not limited to the length of the delay) as may reasonably be required to complete the delayed performance or obligation.

7.11 Records. ________ shall be solely responsible for maintenance of all records and for archiving all data required by law. _________ may agree from time to time to store or keep for ________ records and data required by law to be maintained or archived by ________ (including, without limitation, original or electronic signatures); provided, however, that nothing shall relieve ________ of its obligations (or otherwise obligate _______) under the law to maintain and/or archive such records and data and ________ agrees to indemnify _______ and hold _______ harmless from and against any and all losses, claims, liabilities, costs and expenses arising in connection with any such obligation or responsibility (including, without limitation, any failure to comply with any such obligation or responsibility).

ACCEPTED AND AGREED TO:

         IRIDIUM LLC

By:      /s/ PAUL V. DAVERIO                       Date:   December 16, 1996
         --------------------------                        --------------------

Name:        Paul V. Daverio
         --------------------------

Title:       CFO
         --------------------------

         ANDERSEN CONSULTING LLP

By:      /s/ ALBERT M. KRALL                        Date:  December 10, 1996
         --------------------------                        --------------------

Name:        Albert M. Krall
         --------------------------


Title:       Partner
         --------------------------

                             DEPLOYMENT WORK ORDER

Andersen and Iridium shall agree on a comprehensive deployment plan and price in the form of a proposed deployment work order which shall include deployment of the Gateway Business System ("GBS") and the Service Provider Business System ("SBS") for each Gateway, language packages, and training. (The work and cost of Iridium Business System ("IBS") deployment is included in the IBSS Development and Test Work Order.)

In the absence of a work order, approved by both parties, Andersen shall, upon Iridium's request, be obligated to perform the deployment work on a time and materials basis in accordance with the specifications and requirements set forth in Schedules 1-6 and 8 of the gateway deployment documents sent to gateway operators on November 12, 1996 and any documents referenced in those schedules.

This work order and Work Order 001 are "related" for purposes of calculating Andersen's limit of liability under article 5 of this Agreement.

This Deployment Work Order is a part of the Master Agreement between Iridium and Andersen to which it is attached. As this work order has been attached to the Master Agreement prior to the execution of the Master Agreement, the signatures of the parties upon the Master Agreement shall constitute the signature of the parties upon this work order.

          MAINTENANCE AND SUPPORT SERVICES AND ENHANCEMENTS WORK ORDER

Andersen and Iridium shall agree on a comprehensive maintenance and support services and enhancements work order and price in the form of a work order which is intended to replace this work order.

In the absence of a revised work order, approved by both parties, Andersen shall, upon Iridium's request, be obligated to perform the maintenance and support services and enhancements work on a time and materials basis in accordance with the specifications and requirements set forth below.

Software Support Services. Andersen will provide the support set forth in this section for the Software (the "Maintenance and Support Services") to the Iridium Business Entities without fee during the Software Warranty Period and will provide the support services after the Software Warranty Period at Iridium's sole option for a fee. The parties contemplate that the fee and additional provisions related to Maintenance and Support Services will be included in a subsequent work order. The Maintenance and Support Services Work Order proposed by Andersen shall be reasonable in terms of plan, schedule, and price, shall be consistent with this article and shall be subject to Iridium's approval.

Corrective Maintenance. Andersen shall correct defects or errors in the Software as they are or become known. In the case of any defect or error in the Software, Andersen shall use its best efforts to repair or replace the Software until the defect is corrected. Error-correction services, which shall consist of Andersen using its best efforts to design, code, and implement programming changes to the Software and modifications to the documentation to correct errors therein. Andersen's response to any defect or error in the Software shall be determined by the level of severity of the defect or error, and such determination shall be in the sole discretion of Iridium. The levels of severity shall be as follows:

a. Severity One Defect: The System, in whole or in part, is down (not operable) and some or all business functions affecting system revenues cannot be supported. Andersen agrees to work continuously around the clock to fix the defect with a goal of restoring the system within 24 hours at the affected site(s).

b. Severity Two Defect: The System, in whole or in part, is impacted and the operation of the system is seriously impaired. While operations can continue, the defect impairs the business and/or computer operation to a serious extent and must be remedied within a short period of time. Andersen agrees to work these problems on a priority basis with a goal of restoring the system to full operation within 15 calendar days at the affected site(s).

c. Severity Three Defect: The System is not working according to requirements and the operation is impacted. Workarounds are available, however, which enable the operation to continue in a reasonable fashion, but the defect should be corrected. Andersen agrees to fix these defects with a goal of 3 (three) months from their identification at the affected site(s).

d. Severity Four Defect: The System is not working according to requirements but the impact on the operation is considered minimal. Operations are able to continue in a reasonable fashion without workarounds. Andersen agrees to fix these defects as resources are
         available.   The fixing of these defects should not take priority over
         the fixing of any other defects.

         Iridium Termination of Support Services. Iridium shall have the right to discontinue the services set forth herein upon not less than 90 days' prior written notice to Andersen.

         Failure to Deliver or Maintain and Support. In the event of (i) a material breach (whether or not Iridium terminates this Agreement), or
         (ii) material failure by Andersen to provide maintenance or support, Andersen shall promptly provide to Iridium and/or third parties designated by Iridium the technical, engineering and design information and specifications that exist relating to the System that Andersen has the right to use and transfer including Source Code and those materials necessary for Iridium or qualified third parties to design any aspect of the System, such materials including functional specifications, instructions and specifications for any custom components or assemblies (the "Technical Materials").

This work order is a part of the Master Agreement between Iridium and Andersen to which it is attached. As this work order has been attached to the Master Agreement prior to the execution of the Master Agreement, the signatures of the parties upon the Master Agreement shall constitute the signature of the parties upon this work order.

                             The portions of this Exhibit for which confidential treatment has been requested have been redacted and filed separately with the Commission



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------





                                 WORK ODER 001
                            IBSS DEPLOYMENT AND TEST



                                 By and Between

                                  IRIDIUM LLC

                                      And

                            ANDERSEN CONSULTING, LLP



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    IBSS DEVELOPMENT AND TEST WORK ORDER




This Work Order 001 ("Work Order") entered into between Andersen Consulting ("Andersen") and Iridium LLC ("Iridium") on the tenth day of December, 1996 sets forth the terms and conditions under which Andersen will deliver solutions to Iridium in accordance with this Work Order and documents referenced herein in relation to Release 1.0 and Release 1.5 of the Iridium Business Support Systems ("IBSS") as further defined in the Master Agreement ("Agreement") entered into by the parties on the tenth day of December, 1996 and this Work Order. This Work Order may be referred to as Work Order 001 or the IBSS Development and Test Work Order. In the event of an inconsistency between the terms and conditions of the Agreement and the terms and conditions of this Work Order, the terms and conditions of this Work Order shall prevail.

This Work Order is organized as follows:

-        General Provisions
-        Section 1.0 IBSS Description
-        Section 2.0 IBSS Payment Schedule and Milestone Descriptions
-        Section 3.0 Assumptions

                    IBSS DEVELOPMENT AND TEST WORK ORDER



GENERAL PROVISIONS

1. The parties shall develop and mutually agree to a Program Plan that will include project schedules with milestones and the strategy and approach being used to manage the overall project.

2. In connection with Andersen's delivery of the solution contemplated in this Work Order, Iridium shall perform those tasks and assume those responsibilities specified in this Work Order ("Iridium Responsibilities"). This Work Order also contains assumptions related to this Work Order. Iridium understands that Andersen's performance is dependent on Iridium's timely and effective satisfaction of Iridium Responsibilities hereunder and timely decisions and approvals by Iridium. Andersen shall be entitled to rely on all decisions and approvals of the Iridium in connection with this Work Order; changes in decisions and approvals are subject to the section of the Master Agreement entitled "Scope Changes."

3. Andersen shall use all reasonable efforts to conclude an agreement with ___ __________________________________ for modifications to the software to be licensed by ___ to Iridium for use in the solution. Should the amount to be paid to ___ in such agreement exceed __________, with a scope and delivery schedule equivalent to the Release Plan and Program Plan, such excess amount shall be referred to as the ____ ______ and the payment amounts set forth in Section 2.1 of this Work Order shall be increased in an amount equal to the _________ __________. In the event that the amount to be paid is less than
         ____________ with a scope and delivery schedule equivalent to the Release Plan and Program Plan, the difference shall be applied to cover Scope Changes.

         If the _____ approach as set forth in the Release Plan is not feasible due to ___ architectural prohibitions and the amount to be paid for ___________, with a scope equivalent to the _____ component and a delivery schedule consistent with the Program Plan, exceed ___________ such excess amount shall be referred to as the ___________ and the payment amounts set forth in Section 2.1 of this Work Order shall be increased in an amount equal to the _________. If the _____ approach as set forth in the Release Plan is not feasible due to ___ architectural prohibitions and the amount to be paid for ____________, with a scope equivalent to the _____ component and a delivery schedule consistent with the Program Plan, is less than _________, the difference shall be applied to cover Scope Changes.

4. Iridium is acquiring the rights to use the _______ product through Andersen's affiliate, Proquire LLC. The obligations of Andersen with respect to ________ as set forth in this Work Order and the Master Agreement shall not be altered or reduced as a result of such transaction. By way of example, and not limitation, Andersen's obligation to provide indemnification with respect to infringement of intellectual property rights, Andersen's warranty obligation, Andersen's obligation to correct errors in the _______ software, and Andersen's obligation to pay the amounts due from Iridium pursuant to the agreement under which Iridium acquires rights to use the _______ product shall continue notwithstanding that the _______ Product has been licensed to Iridium by a separate entity that is affiliated with Andersen.

5. No bailment shall be created and no interest or obligation shall be conferred upon

                    IBSS DEVELOPMENT AND TEST WORK ORDER



         Andersen regarding Iridium's property or the property of Iridium's employees, agents, vendors, or other contractors, beyond the limited right to use such property in furtherance of the Agreement. All such property, regardless of its physical location or use, shall be deemed to be in the care, custody, and control of Iridium.

6. Subject to the following paragraph (General Provision 7) and subject to Andersen's right to retain copies of its work papers for quality assurance purposes, the parties acknowledge and agree that the Custom Software originated and prepared for Iridium by Andersen, pursuant to this Work Order and all ownership rights therein (including copyrights _____________ will be and shall at all times remain, the sole property of Iridium. Andersen hereby assigns to Iridium any copyright ownership rights to such Custom Software and other related written materials (except internal Andersen administrative materials) and agrees to provide written assignments of such ownership in the future at the request of Iridium. Andersen agrees that it will require any third party independent contractor hired by it to perform services pursuant to this Work Order to execute all necessary assignments of ownership to Andersen in the works created by such third parties, and Andersen will in turn assign such ownership to Iridium.______________ ___________ for the Custom Software, including the _______ product, shall be provided to Iridium. Iridium shall not own the ________ product but shall have a license to use the _______ product in accordance with the separate license agreement for _______. Such license agreement will provide that the Gateways and Service Providers will have a limited right to use _______ as necessary to conduct business with Iridium as contemplated by this Work Order and prepare derivative works therefrom for the conduct of Iridium's business (which includes mobile satellite services and cellular roaming, but does not include the business of sublicensing _______). In the event that Iridium obtains _______ right in any aspects of the Custom Software, to the extent that any such ______ rights cover activities outside the scope of the solution, subject to the section of the Master Agreement titled "Competitors of Iridium", Andersen shall have a royalty-free, non-transferable, non-exclusive, irrevocable, worldwide right to practice inventions covered by such ______ rights. _______________________________ the rights conveyed by the preceding sentence. "Custom Software", as used throughout this Work Order, means software which was originally produced by Andersen or its subcontractors in performance of this Work Order but does not include Proprietary Items or derivative works of Proprietary Items as set forth in General Provision 7 below. The ownership and obligations related to Proprietary Items shall be as set forth in the paragraph below.

7. In the course of performance hereunder, Andersen may use products, materials, tools and methodologies that are proprietary to Andersen or to third parties (collectively, "Proprietary Items"). As between Iridium and Andersen, Proprietary Items will be deemed Confidential Information of Andersen. Included among the Proprietary Items of Andersen are tools that Andersen identifies as Solution Construction Aids which Andersen makes available to clients under separate licensing terms. Iridium shall have or obtain no rights in such Proprietary Items other than (i) to use them as authorized by Andersen in writing from time to time solely for purposes of performing Iridium Responsibilities, (ii) to the extent the Proprietary Items are incorporated into the Custom Software , to use them as part of the Deliverable for purposes of its internal business only, or (iii) pursuant to Andersen's standard license for such Proprietary Items or, in the case of Proprietary Items owned by third parties, pursuant to terms acceptable to the applicable third party. If Proprietary Items are made available to Iridium, they will be made available "AS IS" and without express or implied warranties of any kind. This

                    IBSS DEVELOPMENT AND TEST WORK ORDER



         provision shall not negate nor diminish Andersen's warranty obligations regarding the Custom Software as set forth in this Work Order. Specifically, Proprietary Items which fall within classification (ii) above shall be considered Custom Software for purposes of the warranty provided for in this Work Order and will be delivered in source code and object code. Iridium will have the right to modify and create derivative works from such items and otherwise use them in its business operations contemplated in this Work Order and the Gateways and Service Providers will have a limited right to use such items as necessary to conduct business with Iridium as contemplated by this Work Order.

8. Ownership of Technical Materials (other than software) Related to the Solution. The parties acknowledge and agree that Andersen shall transfer to Iridium all Technical Materials originally developed hereunder by Andersen for Iridium in relation to the Custom Software and such Technical Materials shall be owned by Iridium and shall be provided with the Custom Software provided, however, that Iridium shall not own Technical Materials which are the property of third parties (who are not subcontractors of Andersen). Technical Materials means documentation, engineering, design, training and other written materials, other than software, originally prepared for Iridium, but shall not include internal Andersen administrative materials.

9. Andersen warrants that the solution delivered to Iridium will meet the specifications set forth in the IBSS Release 1.0 and 1.5 Release Plan ("Release Plan") dated November 12, 1996, including the features, functions, and performance specifications set forth therein and the related user documentation. This warranty shall extend for a period of ___________________________________________________________________
         ____________________________________.  Andersen's obligation under this warranty shall be to correct any warranty nonconformity that Iridium reports to Andersen within the time frames set forth in the Maintenance and Support Services and Enhancements Work Order.

10. Not withstanding General Provision 9.0, in cases where the warranty nonconformity is attributable to errors or defects in a product provided by a third party that has been developed or manufactured for general commercial use and not solely in connection with the project and for the sole use of Iridium, e.g., the __________________________ product, or operating system, Andersen's sole obligation shall be to report the error or defect to the third party and to work with the third party toward its resolution.

11. THE PRECEDING ARE ANDERSEN'S ONLY WARRANTIES CONCERNING THE SERVICES AND ANY DELIVERABLE PRODUCT AND ANDERSEN DISCLAIMS ANY AND ALL PROMISES, REPRESENTATIONS AND ALL EXPRESS OR IMPLIED WARRANTIES, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12. Either party may, upon giving thirty (30) days written notice identifying specifically the basis for such notice, terminate this Work Order for breach of a material term or condition of this Work Order provided the breaching party shall not have cured such breach within the thirty (30) day period. Such termination shall not limit the party's rights with respect to breach, if any, as provided elsewhere in this Work Order or the Master Agreement.

                    IBSS DEVELOPMENT AND TEST WORK ORDER




13. Iridium may terminate this Work Order for convenience at any time by providing Andersen with written notice of such termination, such termination to be effective upon delivery of such notice. In such event Iridium agrees to compensate Andersen for all fees and expenses incurred up to the date of termination, including software license fees. In addition, if Iridium terminates this Work Order under this provision, Iridium shall pay Andersen's reasonable project demobilization costs to be agreed to by both parties.

14. The parties further agree that, in the event of a dispute or alleged breach they will work together in good faith first, to resolve the matter internally by escalating it to higher levels of management and, then if necessary, to use a mutually agreed alternative dispute resolution technique prior to resorting to litigation, other than disputes involving confidentiality or infringement of intellectual property rights (in which case either party shall be free to seek available remedies in any forum).

15. The parties acknowledge that certain Services contemplated by this Work Order commenced prior to execution of this Work Order. This Work Order shall be applicable to all such Services as if it had been executed prior to the beginning of the Services. All payments made by Iridium to Andersen for such Services shall be considered as payments under this Work Order.

16. The Custom Software, the _______ product, and Proprietary Items incorporated in the Custom Software (collectively "Andersen Software"), when used in accordance with its associated documentation, will be capable of correctly processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all products (i.e., hardware, software and firmware) used with the Andersen Software properly exchange accurate date data with it. For Andersen Software, Andersen will test the software to handle 20th and 21st century dates at the component level. Andersen will also select representative product test cycles to test dates in the years 1999 and 2000. For third party software and software components, Andersen will test that year 2000 dates can be accepted and processed by the third-party product. If year 2000 compliance violations are found in the third party product, Andersen will report the defect to the software vendor. Andersen will use all reasonable efforts to have third party vendors agree to similar language and if the third party vendor contract is between Andersen and a third party, Andersen will pass on any year 2000 warranty to Iridium.

17.      ________________________________________________________

                    IBSS DEVELOPMENT AND TEST WORK ORDER





18. __________________ Iridium and Andersen agree that the baselined Business Operations Model ("the Model") is a ______________ design which describes at a generic level the way in which Iridium LLC will do ___________ and that it supports ________________________ as it was known as of the baseline date. Iridium and Andersen recognize that the Model may require modifications to _____________
         __________________________________________________________________
         ______________  The Model comprises ____________ that may be
         _____________________________________________ that the _______________
         requirements specified in the baselined
         ________________________________ will support those activities identified in the model as ____________________ Should it be found that the _______________ specified in the Model could not be satisfied unless additional requirements are implemented, then this condition will be considered _______________. Should such additional requirements arise because of ___________
         ___________________________________________________________________
         _________________________, such requirements are excluded
         _______________.

                    IBSS DEVELOPMENT AND TEST WORK ORDER



SECTION 1.0 IBSS DESCRIPTION

IBSS is the planned IRIDIUM Business Support System. IBSS is composed of three functional component "levels" where application systems will reside. The three levels reflect the IRIDIUM business model, which is composed of Iridium LLC, Gateway Operator(s), and Service Provider(s).

IRIDIUM LLC

Iridium LLC will have overall responsibility for the management of the IRIDIUM satellite constellation, ground based components, and the terrestrial network. It will also have responsibility, in conjunction with the Gateway Operators, for the management and settlement of revenues.

GATEWAY OPERATORS

There are currently 15 defined Gateways territories and 15 Gateway Business System (GBS) installations. Each GBS is operated by a Gateway Operator, all of whom are, currently, also IRIDIUM investors. Each Gateway Operator is a distinct business. It is expected that the Gateway Operator will perform, among other obligations, the following with respect to its designated geographic territory: (i) purchase and install a physical gateway (if applicable), along with a Gateway Business System (GBS), (ii) obtain all required governmental licenses and permits for equipment importation, exportation and gateway operation; (iii) promote the distribution of IRIDIUM Subscriber Equipment; (iv) authorize IRIDIUM Service Providers; (v) cooperate with Iridium LLC, IRIDIUM Service Providers and other gateway operators to facilitate worldwide operation of the IRIDIUM communications system.

Gateway Operators will be expected to negotiate interconnection terms with wireline and/or wireless telephone companies, as well as obtain access to the international transit network as part of their interconnection agreements.

SERVICE PROVIDERS

Service Providers will be the retailers of IRIDIUM Service in their service areas, marketing IRIDIUM Service directly to their subscribers. Gateway Operators may also be Service Providers. Iridium LLC expects that Service Providers will have primary responsibility for retail distribution and marketing as well as service negotiation, customer care, billing and collections, and aspects of provisioning.

IRIDIUM Business Support Systems (IBSS)

IBSS refers to the collection of systems that are used by each IRIDIUM business entity to enable its business processes. These are divided into three subsystems that are generally aligned with the three business entity tiers. These subsystems are illustrated and defined in figure 1.1 below:

                    IBSS DEVELOPMENT AND TEST WORK ORDER


                                   [CHART]


                           Figure 1.1 IBSS Overview

   - IRIDIUM BUSINESS SYSTEMS (IBS) - Refers to the set of systems used by Iridium LLC.
   - GATEWAY BUSINESS SYSTEMS (GBS) - Refers to the set of systems used by Gateway Operators, with processing decentralized from Iridium LLC.
   - SERVICE PROVIDER BUSINESS SYSTEMS (SBS) - Refers to the set of systems used by the service providers (SP's).

IRIDIUM LLC / GATEWAY BUSINESS SYSTEMS

This section describes the business functions that are the responsibility of Iridium LLC and the Gateway Operators. These functions are divided between the IBS and GBS subsystems.

Iridium LLC will have overall responsibility for the management of the satellite constellation. It will also have responsibility, in conjunction with the Gateway Operators, for the management and settlement of revenues. This requires business systems that support the means to:

   - Collect and distribute IRIDIUM system network usage. This will facilitate the allocation of revenue between IRIDIUM entities and support the billing of subscribers by Service Providers.
   - Calculate financial liabilities and allocate revenue between IRIDIUM business entities, including Iridium LLC, Gateways, Service Providers, Authorizing Entities, Taxing Authorities, and Public Telephone Operators.
   - Assist management in overall decision making via the collection of summarized data and key performance indicators from the entire IRIDIUM enterprise.

IBS will support:

   -     Usage Collection
   -     Usage Processing & Wholesale Rating & Revenue Allocation
   - Clearing and Settlement (Net Settlement Clearinghouse for all IRIDIUM entities)
   -     Decision Support
   -     General Ledger for Network Settlements Operations (NSO)
   -     Dispute Resolution

                    IBSS DEVELOPMENT AND TEST WORK ORDER




GATEWAY / SERVICE PROVIDER BUSINESS SYSTEMS

This section describes the business functions that are the responsibility of Service Providers and Gateway Operators. These functions are divided between the SBS and GBS subsystems.

Gateway Operators and Service Providers are central to the operation of the IRIDIUM Communications System. Gateway Operators will have the authority to offer IRIDIUM Service directly to end users, or indirectly through Service Providers. This requires business operations that provide the means to:

   - Acquire subscribers, distribute equipment, and negotiate / activate IRIDIUM services for these customers (Service Delivery)
   -     Provide on-going customer support (Customer Care)
   -     Render invoices and accept customer payments (Billing and Collections)
   -     Accept and manage customer problems (Trouble Management)

GBS/SBS will support:

   -     Subscriber Activation/Deactivation
   -     Customer Service
   -     Maintenance Tickets
   -     Retail Rating and Billing
   -     Invoicing
   -     Fraud Management
   -     Settlement Reporting for Service Providers
   -     SIM Card Management
   -     Number Management
   -     EIR/IMEI Management
   -     Equipment Inventory
   -     Network Advisories

The IRIDIUM business systems will support a number of diverse market environments, Gateway Operators and Service Providers with varying degrees of infrastructure and capabilities. The IRIDIUM businesses have therefore designed their business operations model to fit a variety of scenarios, ranging from the full integration of Gateway Service Provider operations, to complete decentralization of all customer contact functions to the Service Provider are shown in figure 1.2 below. The result of this flexibility is that the systems functionality can vary for each Gateway-Service Provider combination.

                    IBSS DEVELOPMENT AND TEST WORK ORDER


                                   [CHART]

                  FIGURE 1.2 SERVICE PROVIDER RELATIONSHIPS

SCOPE OF ANDERSEN CONSULTING'S SERVICES

The scope of Andersen Consulting's services will be as specified in this Work Order.

                    IBSS DEVELOPMENT AND TEST WORK ORDER



SECTION 2.0 IBSS PAYMENT SCHEDULE AND MILESTONE DESCRIPTIONS

The payments for work performed under this Work Order are separated into two major categories:

1.       Labor, expenses, and facilities
2.       Hardware, systems software, and software license fees

The total fixed fee arrangement is ___________, payable to Andersen Consulting according to the schedules set forth below. Changes to this Work Order shall constitute changes in scope and shall be handled as provided in this Work Order and the Agreement.

                    IBSS DEVELOPMENT AND TEST WORK ORDER



2.1  LABOR, EXPENSES, AND FACILITIES

Payments for these items are subject to acceptance of the deliverables outlined in the this section. Specifically, there are 16 milestones with associated deliverables and Acceptance Criteria that form the basis of the payment schedule. Each milestone has a payment value and estimated completion date.

=======================================================================================
           MILESTONE                          PAYMENT        TARGET COMPLETION DATE
=======================================================================================

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

=======================================================================================

=======================================================================================


-                       for the following Milestones:
      ------------------

-
      ------------------

-
      -----------------------------------------------

-
      -----------------------------------------------

                    IBSS DEVELOPMENT AND TEST WORK ORDER



CONTINGENCY MANAGEMENT

The Contingency funds included in the above fees amount to _________. Andersen management will control the use of contingency funds to cover errors in estimation and additional tasks needed to fulfill its obligations under this Work Order. Andersen will disclose to Iridium its use of the contingency funds. Andersen and Iridium agree that they will ___________ the contingency funds unused when this Work Order has been satisfied.

ACCEPTANCE CRITERIA

Andersen and Iridium will work together at the start of each phase to develop mutually agreed-to, clearly defined, objective Acceptance Criteria ("Acceptance Criteria") and Entry and Exit Criteria. The Acceptance Criteria will be based on documentation such as the Release Plan, user documentation, design documents, and other materials as appropriate. In the case where deliverables do not conform with the Acceptance Criteria, those areas requiring additional strengthening will be communicated in writing to Andersen within five business days of Iridium's receiving the milestone deliverables. If the deliverables conform with the Acceptance Criteria, then Iridium will sign-off on the deliverables within five business days. Andersen will respond within five business days with the required updates to the deliverables and/or a plan and schedule to implement the required updates to conform with the Acceptance Criteria.

                    IBSS DEVELOPMENT AND TEST WORK ORDER



1.       REQUIREMENTS AND ANALYSIS

         During the Requirements and Analysis phase, Andersen and Iridium compiled detailed business and system requirements. The requirements were developed from higher level business functions identified during the development of the IBSS Business Operations Model.

         The Requirements and Analysis phase resulted in the set of documents and deliverables listed below. An objective of this phase was to achieve a common understanding of the requirements objectives between the development and IBSS stakeholder teams. The functional needs of the system were captured in an electronic form and then analyzed as to how they were satisfied by COTS packages. Approaches to filling the resulting gaps were documented as an input to the User and Technical Design phase.

         DELIVERABLES:

         IBSS SYSTEM REQUIREMENTS DOCUMENT

         The IBSS System Requirements document specifies and describes the long term requirements for each functional area to be supported by the IBSS set of systems. The document provides a high level description of each functional area, and details each specific requirement in a Requirements Traceability Matrix (RTM).

         GAP ANALYSIS RESULTS

         The Gap Analysis Results deliverables document the work of the gap analysis process conducted for IBSS COTS packages. The documents identify the degree to which each COTS package meets the system requirement as documented in the IBSS System Requirements Deliverable.

         THREAD DIAGRAMS

         This deliverable will document Intra-IBSS thread diagrams for major business events to be supported by IBSS.

         ANALYSIS FOR CUSTOM DEVELOPMENT ANALYSIS

         This deliverable documents Data Flow Diagrams (DFDs), Logical Data Models (LDMs), and Low Fidelity User Interface Prototypes for those IBSS components requiring custom software development (e.g., settlements).

         COTS DEMONSTRATION SOFTWARE AND DOCUMENTATION

         Makes available to the project team demo copies of the COTS software and related system and user documentation for further analysis.

         WWW HTML DEMO "VISION FOR IRIDIUM LEVERAGING INTRANET TECHNOLOGIES"

         _____ TECHNICAL FEASIBILITY ANALYSIS
                 -  _____ Preliminary Functional Scope and Requirements
                          Definition





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                 -  _____Technical Security Analysis
                 -  _____ Network Connectivity Analysis

         Acceptance Criteria

         The Requirements and Analysis payment milestone was met on June 20, 1996 when Iridium signed-off on the Requirements.





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2.       USER AND TECHNICAL DESIGN

         The Application Architecture defines the distribution of data and processes over the network. Inputs include response time and availability requirements. The overall application structure is determined in this phase. Data models are augmented as necessary for COTS packages and system interface designs and user interface designs are produced in this phase.

         DELIVERABLES:

         IBS USER DESIGN

         The IBS User Design Document presents the user interface components of the usage processing and settlements systems. The document is intended to be the vehicle through which the user community can evaluate the user interface windows and user reports. The document contains the user interface components and high level business processes that they support for the following areas: Audits and Controls, Error Administration, Settlements Processing, Reporting, Post Processing Analysis, and Table Maintenance.

         IBS TECHNICAL DESIGN

         The IBS Technical Design Document defines the technical approach to implementing the system requirements as described in the IBS Preliminary Systems Design Document. The document describes the IBS application architecture, high level object diagram, logical data model, preliminary physical data model, and interface definitions.

         GBS/SBS USER DESIGN

         The GBS/SBS User Design Document presents how the GBS/SBS support the high level business processes required for _____________ (and the selected fraud package if necessary). The purpose of the document is intended to be the vehicle through which the user community can evaluate the manner in which the COTS packages are to support user requirements.

         GBS/SBS TECHNICAL DESIGN

         The GBS/SBS Technical Design Document defines the technical approach to implementing the system requirements as described in the GBS/SBS Gap Analysis Documents. The document describes the GBS and SBS application architectures, and system modifications required.

         INTERFACE SPECIFICATION TOOL

         The interface specification tool is a Microsoft Access-based database which contains information about IBSS logical and physical interfaces. The tool provides the ability to track and generate interface specification reports.

         IBSS/SATCOM INTERFACE SPECIFICATION





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         The IBSS/SATCOM interface specification is a collection of system functional specifications and interface control documents addressing the following interfaces: IBS-GW including SSS-GBS, MOC-GBS, OMCG-GBS, OMCG-IBS, and IBSS-SCS.

         IBSS INTERNAL INTERFACE SPECIFICATION

         The IBSS internal interface specification is a collection of system functional specifications and interface control documents addressing the interfaces for IBS-GBS and GBS-SBS.

         IBSS TESTING STRATEGY

         This document describes the test strategy for IBSS. It describes the testing approach, methodology, schedule, timeline, tools, environment, and metrics to be used during each phase of IBSS testing. It also describes each testing phase (e.g., component, assembly, product, etc.), and each application to be tested (e.g., ________________ etc.).

         COMPONENT AND ASSEMBLY TEST STANDARDS

         This document describes the standards to be used by the IBS, GBS, and SBS development teams governing component and assembly testing of compiled modules.

         PRODUCT AND ACCEPTANCE TEST STANDARDS

         This document describes the standards to be used by the IBS, GBS, and SBS development teams governing the product test of application software developed by the IBSS team, and acceptance testing of application software developed by outside vendors.

         IBSS HARDWARE/SOFTWARE PURCHASE PLAN

         This document defines the hardware and software configurations required to support the IBSS development, product test, integration test and production environments. This document also provides cost estimates for these environments for budgeting and planning purposes.

         IBSS NETWORK ARCHITECTURE

         This document defines the configuration of the network required to support the development, testing, and deployment of IBSS. This document also contains detailed analysis of the network security architecture and the network performance model.

         IBS CAPACITY PLANNING MODEL

         This document defines a capacity planning model for estimating the hardware and system software required to support IBS applications to the year 2000. The capacity planning model will be based on call volume estimates provided by Iridium.

         GBS CAPACITY PLANNING MODEL





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         This document defines a capacity planning model for estimating the hardware and system software required to support GBS applications to the year 2000. The capacity planning model will be based on call volume estimates provided by Iridium.

         DEVELOPMENT TOOLS AND STANDARDS

         This deliverable consists of a number of different documents which together, describe the standards, procedures, and tools that will be used in the development and testing of IBSS applications.

         IBS EXECUTION ARCHITECTURE

         This document presents high-level system and technical architecture diagrams for the IBS applications. In addition, the document describes the run-time services and control structures that provide the infrastructure for these applications to operate.

         GBS/SBS EXECUTION ARCHITECTURE

         This document presents high-level system and technical architecture diagrams for the GBS/SBS applications. In addition, the document describes the run-time services and control structures that provide the infrastructure for these applications to operate.

         CONFIGURATION MANAGEMENT APPROACH

         The Configuration Management deliverable defines the policies and procedures for coordinating and controlling all changes to the IBSS production environment. A change request submission process, change review board, code acceptance standards, change migration path, and release planning procedures are defined.

         INTERNATIONAL TEAM

         This phase also includes work by the "International Team" and Rotational Program support. The International Requirements team collected IBSS requirements associated with internationalization/localization issues resulting from Gateways' differing business and regulatory environments. The team's objective was to record these requirements.

         The effort encompassed site-specific IBSS system requirements including: Language, Currency, Taxation, Billing interfaces, General Ledger interfaces, Payments/Receivables, Late Fees processing, Formats, Regulatory, Credit Assessment, Deposits, Commissions, Services, Equipment/SIM Card ordering and distribution, and Clearing and Settlement. A more detailed explanation of International Team activities can be found in the International Requirements Plan Refinement Memo dated October 2, 1996.

         DELIVERABLES:
                 -        Requirements Backlog Summary Report
                 -        Prioritized International Requirements Matrix
                 -        IBSS Functional Description

         Acceptance Criteria

         Acceptance Criteria will be met when the User and Technical Design milestone deliverables are delivered to Iridium and exit criteria are satisfied.





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3.       IBSS PROGRAM PLAN AND RELEASE 1.0 IBS DETAILED DESIGN

         IBSS PROGRAM PLAN

         The mutually agreed to IBSS Program Plan will outline the IBSS Project management methodology and tools.

         DELIVERABLES:

         PROGRAM WORKPLANS AND SCHEDULE

         The Program Workplans document the work breakdown structure, associated workday estimates, and start and completion dates by task for each IBSS team (e.g., IBS Development, ______________, Testing, Deployment). The IBSS Schedule documents the major IBSS program phases, start and stop dates, milestones, and dependencies among IBSS component and with external interfaces.

         PROJECT MANAGEMENT APPROACH

         This document describes the disciplines, standards, metrics, and procedures that will govern the execution of the IBSS program. For example, this deliverable documents the manner in which PWW is to be used for workplanning, and project tracking. It also specifies regular status and issues meetings that are to be conducted in managing the effort; entry/exit criteria; required document reviews and inspections, etc.

         RESOURCE PLAN

         This deliverable describes the acquisition plan for human resources, hardware, software, and facilities required to accomplish the IBSS program.

         QUALITY PLAN

         The quality plan is primarily composed of an expectations matrix outlining the various expectations of major stakeholders of the IBSS application. This matrix includes measures used to determine whether expectations have been met.

         RISK MANAGEMENT PLAN

         This document describes the program and team level risks to the successful completion of the IBSS program. Strategies for risk mitigation and retirement are documented in the Risk Management Plan.

         BASELINING PROCEDURES

         This document describes the procedures through which the various IBSS deliverables are completed, reviewed/inspected, approved, and placed under version/change control.

         CHANGE CONTROL PROCEDURES





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         This document describes the procedures and tools the IBSS team is to use when modifications are required to any baselined component of the IBSS program (e.g., deliverables, work breakdown structure, scope, etc.). It also describes the process by which change control items are evaluated for inclusion in, or exclusion from the IBSS program.

         PHASE ENTRY AND EXIT CRITERIA

         This document specifies the criteria which must be met in order for the project to complete a given program phase, and the criteria which must be met in order for the project to begin a phase.


         IBS DETAILED DESIGN

         Andersen will create specifications for programming IBS Release 1.0. This specification includes batch, on-line, and report module designs.

         DELIVERABLES:

         IBS DETAILED DESIGN SPECIFICATIONS

         This deliverable specifies the inputs, outputs, and processing logic required for each programming work unit as specified during the User and Technical Design phase for the IBS. Modifications are specified to existing COTS programs, and new programs are designed where needed.

         IBS PROGRAMMING, COMPONENT TEST, AND PRODUCT TEST ENVIRONMENT

         This deliverable establishes the computing environment, tools and procedures required to conduct the programming, component, assembly, product, and acceptance tests for the IBS applications.

         DEPLOYMENT PLANNING STRATEGY

         The Deployment Planning Strategy document identifies tasks and deliverables required for GBS deployments. The document describes those activities for which Iridium has responsibility, as well as Gateway Owner responsibilities.

         FACILITY REQUIREMENTS

         This document describes the GBS facility requirements including: physical and electrical specifications for hardware, clearance and service access guidelines, mounting and placement requirements, and environmental specifications. The purpose of this document is to help the gateways plan for their local fixture, electrical, and HVAC requirements.

         COMMUNICATION INSTALLATION PROCEDURES

         The Communication Installation Procedures Document describes the GBS communications hardware installation, configuration, testing, and acceptance sign-off procedures. The document includes: GBS hardware list, hardware purpose, export restrictions, export license requirements, communications hardware installation procedures, communications hardware





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         configuration procedures, hardware test procedures, and hardware acceptance sign-off PROCEDURES.

         HARDWARE INSTALLATION PROCEDURES

         The Hardware Installation Procedures Document describes the GBS hardware installation and configuration, language configuration, testing, and hardware acceptance sign-off procedures. The document also includes: hardware list, hardware purpose, export restrictions, and export license requirements.

         SOFTWARE INSTALLATION PROCEDURES

         The Software Installation Procedures Document describes the GBS software installation and configuration, language configuration, testing, and acceptance sign-off procedures. The document also includes: software list, software purpose, export restrictions, and export license requirements.

         TRAINING PLAN

         The Training Plan document describes the approach for developing IBS, GBS/SBS System Administration Training, IBS, GBS/SBS User Training, and SBS Installation Training. It will also contain training course curriculum outlines.

         Acceptance Criteria

         Acceptance Criteria will be met when the IBSS Program Plan and Release
         1.0 IBS Detailed Design milestone deliverables are delivered to Iridium and exit criteria are satisfied.





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4.       RELEASE 1.0 - GBS/SBS DETAILED DESIGN

         During GBS/SBS Detailed Design for Release 1.0, the project team will create specifications for programming GBS/SBS Release 1.0. This specification includes online, batch, and report module designs for COTS modifications and custom software.

         DELIVERABLES:

         GBS/SBS PROGRAMMING SPECIFICATION PACKAGES

         This deliverable specifies that inputs, outputs, and processing logic required for each programming work unit as specified during the User and Technical Design phase for the GBS and SBS for Release 1.0. Modifications are specified to existing COTS programs, and new programs are designed where needed.

         IBSS PRODUCT TESTING ENVIRONMENT AND PROCEDURES

         This deliverable establishes the computing environment, standards, and procedures required to plan and execute each Product and Acceptance test for the IBSS.

         GBS/SBS PROGRAMMING, COMPONENT TEST, AND PRODUCT TEST ENVIRONMENT

         This deliverable establishes the computing environment, tools, and procedures required to conduct the Programming, Component, Assembly, Product, and Acceptance tests for the GBS/SBS applications.

         PLANNED DELIVERABLE TITLES

         System Architecture Diagram
         Data Architecture Diagram
         Application Software Inventory
         HW/System SW Inventory
         Interface Specifications
         Modifications/Custom Design
         GBS Execution Architecture Direction
         GBS/SBS Development Server Configuration
         GBS/SBS Development Workstation Configuration
         GSM ___ Detailed Design
         Messaging ___ Detailed Design (Release 1.0)
         ___ Testing Approach
         Asian Suite Multiple Language Prototype
         _____ Profile Management Prototype
         _____ Detailed Design Specifications
         ____ Prototype I Development SW
         ____ Prototype II Development SW





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         Acceptance Criteria

         Acceptance Criteria will be met when the GBS/SBS Detailed Design Release 1.0 milestone deliverables are delivered to Iridium and exit criteria are satisfied.





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5.       RELEASE 1.0 - GBS COMPONENT TEST

         Andersen will create programming work units utilizing the agreed to programming specifications from the GBS/SBS Detailed Design deliverables. The programming work units will be designed to support the business requirements and functions identified for Release 1.0 in the Release Plan.

         In the Component test activity of this phase, Andersen will verify the programming work units have been designed to correctly implement the detailed design specifications. This aspect of the phase exercises code at the line level, tests looping and branching conditions, and tests other conditions. Work units developed by the GBS/SBS development team for Release 1.0 will be component tested.

         DELIVERABLES:

         EXECUTABLE CODE MODULES

         This deliverable yields coded, compiled, and component tested code modules for each of the programs developed and/or modified by the GBS team.

         COMPONENT TEST CONDITIONS, DATA AND RESULTS

         This deliverable documents the component test plan and test results (conditions, cycles, data, expected results) for each GBS module coded and tested during Release 1.0. It includes Component Test Execution Log (actual results, Purify log, Quantify log) and component test metrics reports.

         PRODUCT TEST PLAN

         The Product Test Plan describes the test cycles, test conditions, test data, and expected results that will be used during the execution of each product and acceptance test conducted for the GBS applications. Product tests will be conducted for application software developed by the IBSS team. Acceptance tests will be conducted for software developed by COTS vendors.

         PLANNED DELIVERABLE TITLES

         Messaging ___ Detailed Design (Release 1.5)
         Release 1.0 ___ Delivered to ____ Assembly Test
         Updated Release 1.0 ___ Component Testing Summary
         ____ SW level Use Case Document
         ____ SW Design Document
         ____ Build 6 Software

         Acceptance Criteria

         Acceptance Criteria will be met when the GBS/SBS Component Test for Release 1.0 milestone deliverables are delivered to Iridium and exit criteria are satisfied.

         RELEASE 1.5 - GBS/SBS DETAILED DESIGN





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         Andersen will create specifications for programming GBS/SBS Release
         1.5. This specification includes designing modifications to COTS. This includes batch, online, reporting, and client server applications.

         DELIVERABLES:

         GBS AND SBS PROGRAMMING SPECIFICATION PACKAGES

         This deliverable specifies that inputs, outputs, and processing logic required for each programming work unit as specified during the User and Technical Design phase for the GBS and SBS for Release 1.5. Modifications are specified to existing COTS programs, and new programs are designed where needed.

         WORKAROUNDS INVENTORY

         This deliverable contains the complete list of workarounds identified during the detailed design phase.

         Acceptance Criteria

         Acceptance Criteria will be met when GBS/SBS Detailed Design for Release 1.5 milestone deliverables are delivered to Iridium and exit criteria are satisfied.





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7.       RELEASE 1.0 - IBS COMPONENT TEST

         Andersen will create programming work units utilizing the agreed to programming specifications from the IBS Detailed Design deliverables. The programming work units will be designed to support the business requirements and functions identified in the Release Plan.

         In the Component test activity of this phase, Andersen will verify the programming work units have been designed to correctly implement the detailed design specifications. This aspect of the phase exercises code at the line level, tests looping and branching conditions, and tests other conditions. The testing will include testing of input and output data to the objects. Work units developed by the IBS development team for Release 1.0 will be component tested.

         DELIVERABLES:

         EXECUTABLE CODE MODULES

         This deliverable yields coded, compiled, and component tested code modules for each of the programs developed and/or modified by the IBS team.

         COMPONENT TEST CONDITIONS, DATA AND RESULTS

         This deliverable documents the component test plan and test results for each IBS module coded and tested during Release 1.0. It includes Component Test Execution Log (actual results, Purify log, Quantify log) and component test metrics reports.

         PRODUCT TEST PLAN

         The Product Test Plan describes the test cycles, test conditions, test data, and expected results that will be used during the execution of the product test conducted for the IBS application

         PLANNED DELIVERABLE TITLES

         Shared IBS Unit Test Data
         IBSS Operations Monitoring Tool Standards & Procedures
         IBS Workstation Configuration
         IBS Server Configuration

         Acceptance Criteria

         Acceptance Criteria will be met when IBS Component Test for Release
         1.0 milestone deliverables are delivered to Iridium and exit criteria are satisfied.





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8.       RELEASE 1.0 - GBS PRODUCT AND ACCEPTANCE TEST

         For applications developed partially or fully in the GBS development environment (e.g., ____), Andersen will conduct an Assembly Test and a Product Test. For applications developed or modified entirely outside of the GBS development environment (e.g., ____), the project team will conduct an Acceptance Test.

         Assembly tests are internal to a single application. Assembly tests will be conducted between work units developed in the GBS environment. Assembly tests will also be conducted between work units developed in the GBS environment and work units supplied by outside vendors. This aspect of the phase tests interaction between work units, and verifies that the dialogs and transactions perform according to the design specifications.

         The Product Test will verify that the documented requirements of the application have been met for a specific application. These requirements will be tested across components built by Andersen and those supplied by outside vendors. Interaction between assembled product components is tested during this stage.

         During Acceptance Testing, Andersen will verify that products developed or modified outside of the GBS development environment meet the requirements as delivered to the outside vendor. Acceptance Testing takes the place of Product Testing for COTS products or other products subcontracted for development. The Acceptance Test Team will validate that software products have been customized by outside parties to meet GBS functional and technical requirements and specifications. As in Product Testing, interaction between assembled product components is tested during this stage.

         The last phase of Product or Acceptance Test will be the Requirements Confirmation (or "User Acceptance") phase. During this phase, Iridium will participate in the execution of cycles selected from the Product or Acceptance Test. These cycles will be jointly determined by Iridium and Andersen to cover representative business requirements. Following the successful execution of these cycles, Iridium will sign off that the application meets the documented requirements.

         Andersen will provide four days review of the GBS Acceptance Test Plan for the Gateways' representatives. The review of the Acceptance Test Plan including test cycles, test conditions, acceptance criteria, and the testing process will communicate the detail, breadth and general content of the plan. Questions and issues regarding changing the functionality of the system will be captured by Iridium, but will not be discussed during the review. Iridium will consider issues relating to GBS functionality for future GBS releases.

         Iridium will send the Release 1.0 GBS Acceptance Test Approach and Acceptance Test Plan documents to the Gateways, receive any feedback, clarify the feedback with the Gateways, and provide consolidated Test Plan change proposals to Andersen.

         DELIVERABLES:

         PRODUCT TEST SIGN OFF MEMORANDUM






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         This memorandum serves to document Iridium's sign-off and approval of the product and/or acceptance tests executed for the GBS/SBS applications including: __________________, _________.

         IBSS SOFTWARE/DATA DISTRIBUTION PROCEDURES

         This document defines the standards, procedures, and tools used to distribute IBSS software and data between the development and testing environments, as well as to each of the GBS and IBS production environments.

         PLANNED DELIVERABLE TITLES

         HW/System SW Checklist (Revised)
         GBS Release 1.0 Product Test Approach
         GBS Release 1.0 Product Test Plan
         GBS Release 1.0 Product Test Model
         GBS Release 1.0 Product Test Execution Log
         ____ Acceptance Test
         Detailed HW and SW List (by GBS size)
         Export Restrictions
         Messaging ___ Component Specs (Release 1.5)
         SSS GBS Interface Control Document

         Acceptance Criteria

         Acceptance Criteria will be met when GBS Product and Acceptance Test for Release 1.0 milestone deliverables are delivered to Iridium and exit criteria are satisfied.





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9.       RELEASE 1.5 - GBS COMPONENT TEST

         Andersen will create programming work units utilizing the agreed-to programming specifications from the GBS/SBS Detailed Design deliverables. The programming work units will be designed to support the business requirements and functions identified in the Release Plan.

         In the Component test aspect of this phase, Andersen will verify the programming work units have been designed to correctly implement the detailed design specifications. This aspect of the phase exercises code at the line level, tests looping and branching conditions, and tests other conditions. Work units developed by the GBS/SBS development team will be component tested.

         DELIVERABLES:

         EXECUTABLE CODE MODULES

         This deliverable yields coded, compiled, and component tested code modules for each of the programs developed and/or modified by the GBS team for Release 1.5.

         COMPONENT TEST CONDITIONS, DATA AND RESULTS

         This deliverable documents the component test plan and test results for each GBS module coded and tested during Release 1.5. It includes Component Test Execution Log (actual results, Purify log, Quantify log) and component test metrics reports.

         PRODUCT TEST PLAN

         The Product Test Plan describes the test cycles, test conditions, test data, and expected results that will be used during the execution of the product test conducted for the relevant components of the GBS application.

         PLANNED DELIVERABLE TITLES

         IBSS SW/Data Distribution Standards & Procedures
         IBSS New System Configuration, Standards & Procedures IBSS Trouble Management Tool Standards & Procedures GBS/SBS Server Configuration
         GBS/SBS Workstation Configuration
         GBS Operating Procedures
         _________________ Delivered to ____ Assembly Test Updated _______________ Detailed Design Documents _________________ Component Testing Summary





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                    IBSS DEVELOPMENT AND TEST WORK ORDER



         Acceptance Criteria

         Acceptance Criteria will be met when GBS Component Test for Release
         1.5 milestone deliverables are delivered to Iridium and exit criteria are satisfied.





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10.      RELEASE 1.0 - IBS PRODUCT TEST

         Andersen will execute Assembly tests between the work units for IBS Release 1.0. This aspect of the phase tests interaction between work units, and verifies that the dialogs and transactions perform according to the design specifications.

         Andersen will execute the Product Test that will verify that each IBS application developed or modified functions as designed across all product business functions. Product Testing validates that the requirements of each IBS application have been met. Interaction between assembled product components and external systems interfaces is thoroughly tested during this stage.

         DELIVERABLES:

         PRODUCT TEST SIGN OFF MEMORANDUM

         This memorandum serves to document Iridium's sign-off and approval of the product test executed for the IBS application.

         IBS RESTART/RECOVERY PLAN

         This document defines the tools, standards, and procedures used to restart and recover IBS applications in the event of critical hardware or software failure. This document includes procedures for restoring data from backup and/or archive volumes as well as procedures for returning applications to a point of consistency.

         IBS PERFORMANCE TEST PLAN

         This document defines the approach, standards, procedures, tools, and environment used to test the performance of the IBS applications. This document also describes the cycles and conditions required to test the performance of each application.

         PLANNED DELIVERABLE TITLES

         Package Installation Checklist
         HW/System SW Checklist (Revised)
         IBS Operations Architecture Test Plan
         IBS User Procedures and Training Materials (includes on-line help) IBS Product Test Planning
                 IBS Product Test Strategy and Approach
                 IBS Product Test Plan
                 Common Test Scenarios
                 Test Methods
                 Success Criteria
         IBS Product Test
                 IBS Product Test Results
                 Test Method results
                 Success Criteria Results
                 Shared Integration Test Data





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                    IBSS DEVELOPMENT AND TEST WORK ORDER



         Acceptance Criteria

         Acceptance Criteria will be met when IBS Product Test for Release 1.0 milestone deliverables are delivered to Iridium and exit criteria are satisfied.





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                    IBSS DEVELOPMENT AND TEST WORK ORDER




11.      RELEASE 1.0 - INTEGRATION TEST

         Andersen will perform Integration Testing for Release 1.0 to validate that specified business functions can be performed on an end-to-end basis across the IBSS solution. Integration test will verify that the IBSS applications interact with each other and that transactions which cross IBSS applications can be successfully executed across the involved IBSS applications. Integration test of Release 1.0 will exercise transactions among IBS Release 1.0, GBS/SBS Release 1.0, and ____ Release 1.0. It will also exercise transactions between those systems and the Gateway components SSS and OMC-G.

         The IBS and GBS Operations Training Plan will be developed during this phase. This plan will outline the steps and deliverables necessary to train the IBS and GBS/SBS System Operators.

         At the conclusion of Integration Test, an Integration Acceptance test will be conducted. During this phase, Iridium will participate in the execution of cycles selected from the Integration Test. These cycles will be jointly determined by Iridium and Andersen to cover representative integration cases. Following the successful execution of these cycles, Iridium will sign off that the applications as delivered from Product Test have been successfully integrated.

         DELIVERABLES:

         IBSS INTEGRATION TEST PLAN

         The IBSS integration test plan describes the test cycles, test conditions, test data, and expected results that will be used during the execution of the integration test across IBSS applications.

         IBSS INTEGRATION TEST SIGN-OFF MEMORANDUM

         This memorandum serves to document Iridium's sign-off and approval of the Release 1.0 Integration Test executed for the IBSS application.

         PLANNED DELIVERABLE TITLES

         Release 1.0 Integration Test Approach
         Release 1.0 Integration Test Plan
         Release 1.0 Integration Test Model
         Release 1.0 Integration Test Execution Log
         Integration Tested IBSS Components
         GBS Operations Test Plan





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                    IBSS DEVELOPMENT AND TEST WORK ORDER



         Acceptance Criteria

         Acceptance Criteria will be met when Integration Test for Release 1.0 milestone deliverables are delivered to Iridium and exit criteria are satisfied.





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                    IBSS DEVELOPMENT AND TEST WORK ORDER




12.      RELEASE 1.5 - GBS PRODUCT AND ACCEPTANCE TEST

         For applications developed partially or fully in the GBS development environment (e.g., ____), Andersen will conduct an Assembly Test and a Product Test. For applications developed or modified entirely outside of the GBS development environment, the project team will conduct an Acceptance Test.

         Assembly tests are internal to a single application. Assembly tests will be conducted between work units developed in the GBS environment. Assembly tests will also be conducted between work units developed in the GBS environment and work units supplied by outside vendors. This aspect of the phase tests interaction between work units, and verifies that the dialogs and transactions perform according to the design specifications.

         The Product Test will verify that the documented requirements of the application have been met. These requirements will be tested across components built by Andersen and those supplied by outside vendors. Interaction between assembled product components and external systems interfaces is thoroughly tested during this stage.

         During Acceptance Testing, Andersen will verify that products developed or modified outside of the GBS development environment meet the requirements as delivered to the outside vendor. Acceptance Testing takes the place of Product Testing for Commercial Off the Shelf ("COTS") products or other products subcontracted for development. The Acceptance Test Team will validate that software products have been customized by outside parties to meet GBS functional and technical requirements and specifications. As in Product Testing, interaction between assembled product components and external systems interfaces is thoroughly tested during this stage.

         The last phase of Product or Acceptance Test will be the Requirements Confirmation (or "User Acceptance") phase. During this phase, Iridium will participate in the execution of cycles selected from the Product or Acceptance Test. These cycles will be jointly determined by Iridium and Andersen to cover representative business requirements. Following successful execution of these cycles, Iridium will sign off that the application meets the documented requirements.

         Iridium will send the Release 1.5 GBS Acceptance Test Approach and Acceptance Test Plan documents to the Gateways, receive any feedback, clarify the feedback with the Gateways, and provide consolidated Test Plan change proposals to Andersen.

         DELIVERABLES:

         PRODUCT/ACCEPTANCE TEST SIGN-OFF MEMORANDA

         This memorandum serves to document Iridium's sign-off and approval of the Product Test executed for the GBS/SBS applications developed by the IBSS team, and Iridium's acceptance of the application code developed by COTS vendors.

         GBS/SBS RESTART/RECOVERY PLAN





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                    IBSS DEVELOPMENT AND TEST WORK ORDER




         This document defines the tools, standards, and procedures used to restart and recover GBS/SBS applications in the event of critical hardware or software failure. This document also includes procedures for restoring data from backup and/or archive volumes as well as procedures for returning applications to a point of consistency.

         GBS PERFORMANCE TEST PLAN

         This document defines the approach, standards, procedures, tools, and environment used to test the performance of the GBS applications. This document also describes the cycles and conditions required to test the performance of each application.

         WORKAROUNDS

         This document contains the complete descriptions of the identified workarounds - this effort will not exceed 200 Andersen staff days.

         PLANNED DELIVERABLE TITLES

         GBS Release 1.5 Product Test Approach
         GBS Release 1.5 Product Test Plan
         GBS Release 1.5 Product Test Model
         GBS Release 1.5 Product Test Execution Log

         Acceptance Criteria

         Acceptance Criteria will be met when GBS Product and Acceptance Test for Release 1.5 milestone deliverables are delivered to Iridium and exit criteria are satisfied.





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                    IBSS DEVELOPMENT AND TEST WORK ORDER




13.      RELEASE 1.0 - IBS DEPLOYMENT

         The IBS will be deployed at the Main Control Facility (MCF) in Lansdowne, Virginia. Prior to deployment, Andersen will produce a Facilities Requirements document detailing the specifications of the MCF for IBS Deployment. The IBS Deployment Plan will indicate detailed deliverables and time lines for supporting the IBS hardware and software purchase and delivery. The plan will also detail the schedule and dependencies of any subcontractors. To support the IBS deployment, the IBS Deployment team will perform the following tasks:

         1.      Site Inspection

                 Based on the specifications of the Facilities Requirements, the IBS Deployment team will inspect the MCF for compliance with the site requirements prior to deployment.

         2.      Hardware and System Software Ordering

                 Based on the detailed configurations in the IBSS
                 Hardware/Software Purchase Plan, Andersen will order the required hardware and system software for the IBS.

         3.      Hardware Configuration and Installation

                 This activity takes place at the MCF. As ordered hardware and system software arrives at the MCF, the team will perform the following staging activities: hardware receiving and inventory, hardware mounting, hardware burn-in, and hardware cabling.

                 Once completed, hardware configuration will take place. This includes: operating system installation, configuration and fine-tuning, disk partitioning, database engine installation, connectivity testing between components, and configuration and testing client workstations over the application server.

         4.      Software Configuration and Installation

                 Once the hardware installation and configuration are complete, the IBS system software, application software, license agreements, and all related materials associated with the IBS deployment effort will be sent to the MCF site. During this activity, the application software is installed. Application software for the IBS is detailed in the IBSS Hardware/Software Purchase Plan.

         5.      Training & Training Material

                 Training and documentation will be provided for IBS system operators. This training includes instruction in system
                 administration and software application operations.   Training
                 and Documentation will be provided to the Iridium Network Settlement Operations users. These users are limited to the staff expected to perform data maintenance, report generation and maintenance, and usage of the DSS system and General Ledger as necessary to meet the IBS requirements.

         DELIVERABLES:





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                    IBSS DEVELOPMENT AND TEST WORK ORDER




         MCF SITE INSPECTION MEMORANDUM

         This memorandum serves to document that the Deployment team conducted the pre-installation gateway site inspection.

         INSTALLATION SIGN-OFF MEMORANDUM

         This memorandum serves to document that Iridium has accepted the hardware and system software installation at the MCF.

         ACCEPTANCE SIGN-OFF MEMORANDUM

         This memorandum serves to document Iridium's acceptance of the application software installed and tested at the MCF.

         Acceptance Criteria

         Acceptance Criteria will be met when IBS Deployment for Release 1.0 milestone deliverables are delivered to Iridium and exit criteria are satisfied.





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                    IBSS DEVELOPMENT AND TEST WORK ORDER




14.      RELEASE 1.5 - INTEGRATION TEST AND IRIDIUM SYSTEM TEST

         Integration Testing for Release 1.5 validates that business functions can be performed on an end-to-end basis across the IBSS solution. Integration test verifies that the IBSS applications interact with each other and that transactions which cross IBSS applications can be successfully executed across the involved IBSS applications. Integration test of Release 1.5 will exercise transactions among IBS as delivered with Release 1.0, ____ as delivered with Release 1.0, and GBS/SBS as delivered with Release 1.5. It will also exercise transactions between those systems and the Gateway components SSS and OMC-G.

         Andersen will test, with the support of SATCOM and Iridium, the IBSS software applications to confirm that the software applications correctly communicate with the System Control Segment (SCS) and Gateways. System Test planning and execution will require joint efforts and coordination between Iridium, Andersen, and SATCOM. The System Testing Team will include functional and technical experts from Iridium and SATCOM. Actual IRIDIUM customer equipment will be required, including ISUs and SIM cards.

         At the conclusion of Integration & System Test, an Integration & System Acceptance test will be conducted. During this phase, Iridium will participate in the execution of cycles selected from the Integration & System Test. These cycles will be jointly determined by Iridium and Andersen to cover representative system integration cases. Following the successful execution of these cycles, Iridium will sign off that the applications as delivered from Product Test have been successfully integrated.

         Iridium will send the Release 1.5 Integration Test Approach and Acceptance Test Plan documents to the Gateways, receive any feedback, clarify the feedback with the Gateways, and provide consolidated Integration Test Plan change proposals to Andersen.

         DELIVERABLES:

         IBSS INTEGRATION AND SYSTEM TEST PLAN

         The IBSS Integration Test Plan describes the test cycles, test conditions, test data, and expected results that will be used during the execution of the integration test across IBSS applications, and for testing with SATCOM interfaces.

         INTEGRATION AND SYSTEM TEST SIGN-OFF MEMORANDUM

         This memorandum serves to document Iridium's sign-off and approval of the Release 1.5 Integration Test executed across the IBSS application, and interface tests conducted with SATCOM.

         IBS PERFORMANCE TEST SIGN-OFF MEMORANDUM

         This memorandum summarizes the results of the IBS performance testing activities. It documents that the test cycles and test conditions defined in the IBS Performance Test Plan were executed.





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                    IBSS DEVELOPMENT AND TEST WORK ORDER




         GBS PERFORMANCE TEST SIGN-OFF MEMORANDUM

         This memorandum summarizes the results of the GBS performance testing activities. It confirms that the test cycles and test conditions defined in the GBS Performance Test Plan were executed.

         Acceptance Criteria

         Acceptance Criteria will be met when the Integration Test for Release
         1.5 and IRIDIUM System Test milestone deliverables are delivered to Iridium and exit criteria are satisfied.





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                    IBSS DEVELOPMENT AND TEST WORK ORDER




15.      BETA GATEWAY ACCEPTANCE AND IBS ACCEPTANCE

         Beta Gateway Deployment, Testing, and Acceptance support are part of the Deployment Work Order. Development of deliverables for this phase are, therefore, part of the Deployment Work Order. The final list of deliverables and Acceptance Criteria will be included in the Deployment Work Order.

         IBS DEPLOYMENT ACCEPTANCE TEST

         The purpose of the IBS Deployment Acceptance Test is to verify that the IBS functions as shipped. Although this will not serve as a functional test, a series of functional regression tests will be executed to verify a complete implementation. At the completion of this activity, the IBS should be operational in terms of hardware, network connectivity, and external interfaces.

         Acceptance Criteria

         Acceptance Criteria will be met when the Beta Gateway Acceptance and IBS Acceptance milestone deliverables are delivered to Iridium and exit criteria are satisfied.





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                    IBSS DEVELOPMENT AND TEST WORK ORDER




16.      COMMERCIAL ACTIVATION

         At Commercial Activation, Iridium will initiate revenue generating calls across the IRIDIUM network.

         Acceptance Criteria:

         The Commercial Activation milestone will be considered the initiation of revenue generating calls across the Iridium network. It will occur at the conclusion of subscriber trials. At Commercial Activation, an Iridium subscriber will be able to buy service, be provisioned on the IRIDIUM network, and be billed correctly for the services purchased and use of the network. Settlement among Iridium, the deployed Gateways, and associated Service Providers will occur at this time.

         Commercial Activation is anticipated to be September 23, 1998. Payment for this milestone will occur at Commercial Activation or January 1, 1999 which ever comes first.





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                    IBSS DEVELOPMENT AND TEST WORK ORDER



2.2 HARDWARE, SYSTEM SOFTWARE, AND SOFTWARE LICENSE FEES

A complete listing and detailed configuration of the hardware and software to be provided as part of this Work Order is included in the "IBSS
Hardware/Software Purchase Plan (Version 1.0)" document dated November 15,
1996.

===============================================================================================================
                                                  ESTIMATED 1996 PAYMENT              ESTIMATED 1997 PAYMENT
===============================================================================================================
 HARDWARE
---------------------------------------------------------------------------------------------------------------
 SOFTWARE
===============================================================================================================
                               TOTAL
===============================================================================================================
                         GRAND TOTAL
===============================================================================================================

Andersen Consulting's affiliated entity Proquire LLC ("Proquire"), formerly named Andersen Consulting Financial Limited Partnership ("ACFLP"), will procure for Iridium the hardware and software listed in this section. This list may be amended by Andersen upon reasonable notice to Iridium. Proquire shall provide such third party hardware and software products subject to the terms and conditions set forth on Proquire's Sales Contract executed by the parties and dated May, 1, 1996. Andersen, as agent for Proquire, shall invoice, collect, and receive from Iridium all sums that are or become due to Proquire, including taxes and shipping charges as applicable. Andersen shall remain accountable to Iridium for its obligations as set forth in this Agreement.





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                    IBSS DEVELOPMENT AND TEST WORK ORDER



SECTION 3.0  ASSUMPTIONS

1. The project team will be staffed with full-time personnel with the appropriate skills in keeping with the requirements of the Program Plan.
2. Iridium and Andersen management will support timely resolution of issues.
3. Participation by outside parties in testing other than as planned between Iridium and Andersen will be to observe and on a non-interference basis. There is no separate testing effort for these outside parties.
4. ________ will be responsible for all IBS shipping and shipping costs to the production facility.
5. The GBS and SBS were designed to be a generic solution to meet common requirements. It is understood that some Gateways will need to separately procure additional modifications to support their unique business needs.
6.       This Work Order includes the following interfaces with Network
         Operations:
         - Call Detail Record file collection by the IBS and GBS from each OMC-G (Operations and Maintenance Control - Gateway)
         - Call Detail Record files made available to SCS (System Control Segment) for performance analysis
         -       Hot Call Detail Records sent to the IBS and GBS from each
                 OMC-G
         - Call Detail Record collection schedules sent from IBS to each OMC-G
         - Inter-administrative Revenue Accounting and Statistics report files sent to the IBS from each OMC-G
         - Mobile subscriber administration (provisioning) commands sent to the telephony and paging switches from each GBS
         - Network Status and Gateway Status sent to the IBS and GBS from each OMC-G and the SCS
         - Fault Management event notification sent to IBS and each GBS from each OMC-G
         - Network Advisories sent to IBS and each GBS from SCS, and each OMC-G
         -       Trouble tickets exchanged between all systems
         -       Email exchanged between all systems
         -       Network time received from OMC-G by GBS
         -       Arbitrary file transfers to/from IBS, GBS, SCS, OMC-G
         -       Connectivity checks (ping) between interfacing systems
         -       Remote access to the OMC-G from GBS
7. Call volumes will be as specified in the Iridium IBS Capacity Planning and Iridium GBS Capacity Planning documents dated November 1996.
8. Taxation will be provided based on Service Category, Service Type, and Service Code as outlined in the __________________ document dated November 1996.
9. ___________ will create and maintain a central IBSS Project Library containing all project documents and relevant material and accessible by the project team.
10. Configuring the data for Gateway Deployment is not covered in the scope of Work Order 001.
11. Fixes applied to software during Acceptance Tests will be re-tested only as necessary to verify that the software fix has resolved the test issue.
12. If dependencies (external to IBSS) required to meet Acceptance Criteria prevent Andersen from completing milestones and Andersen can show that they have met their obligations (e.g., using simulated production test data to run test cycles) with respect to those milestones, Iridium shall pay Andersen for successfully completing that milestone.





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                    IBSS DEVELOPMENT AND TEST WORK ORDER



13. IBSS-J requirements documented in the RTM are not part of this Work Order. IBSS-J represents the work commissioned by Nippon Iridium Corp. with Andersen to address their unique gateway requirements.
14. Test scripts will be automated to the extent possible so they can be re-used in future testing efforts.
15. Fraud functionality is expected to be provided by the product ___________________ interfaced with ____.
16. The list of required RTM updates in the RTM binder will be entered into the RTM database.
17. The IBSS interfaces that will be built will be documented as specifications. Andersen to provide the following specifications:
           -     ____________
           -     ____________
           -     ____________
           -     Invoice Viewer (will provide one standard viewer)
           -     SPEdi
           -     GBS - IBS Interfaces (BER/SER flows)
    ___ to provide the following specifications:
           -     Address Validation
           -     Commission Payments
           -     Credit Card Charge Authorization/Validation/Debits
           -     Credit Scoring
           -     Dunning & Welcome Letters
           -     External Identification Validation
           -     General Ledger
           -     Report Generator (data layout)
           -     Taxation
18. For third-party software and software components, Andersen will test those functions within the software to demonstrate compliance with the Release Plan. Testing of software capabilities beyond those necessary to meet the IBSS requirements is out of the scope of this Work Order.
19. Iridium personnel working with the Gateways to review Product and Acceptance Test Planning documentation will have a detailed knowledge of the test methodology, test plans, and test models. Andersen will train Iridium testing personnel to use the test planning tools.
20.      Services to be supported at Commercial Activation by IBSS:
              TELEPHONY
              BASIC
                 *        Telephony
                 *        Emergency Calls
              SUPPLEMENTARY TELEPHONY SERVICES
                 *        Call Forward unconditional
                 *        Call Forward on busy
                 *        Call Forward on not reachable
                 *        Barring of Outgoing Calls
                 *        Barring of Incoming Calls
                 *        Enhanced Call Completion
                 *        Voice Mail

              MESSAGING
              BASIC MESSAGING
                 *        Direct Messaging Service (DMS)





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                    IBSS DEVELOPMENT AND TEST WORK ORDER




              SUPPLEMENTARY MESSAGING SERVICES
                 *        Subscriber Service Session
                 *        Delivery Area Specification
                 *        Message Recall/Retransmit
                 *        Message Blocking/Override
                 *        Group Messaging
                 *        Message Diversion
                 *        Message Hold
                 *        Voice Mail
              BUNDLED MESSAGING SERVICES (MTLI)
              MXU
              SOLAR POWER BOOTH





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                    IBSS DEVELOPMENT AND TEST WORK ORDER



ACCEPTED AND AGREED TO:

IRIDIUM LLC

By:           /s/ PAUL V. DAVERIO
              --------------------------------

Name:             Paul V. Daverio
              --------------------------------

Title:            CFO
              --------------------------------

Date:             December 16, 1996
              --------------------------------


ANDERSEN CONSULTING LLP

By:           /s/ ALBERT M. KRALL
              --------------------------------

Name:             Albert M. Krall
              --------------------------------

Title:            Partner
              --------------------------------

Date:             December 10, 1996
              --------------------------------





                                       47